October 22, 2001

WaveRider Communications Inc.
255 Consumers Road, Suite 500
Toronto, Ontario Canada M2J 1R4

                                    AGREEMENT

This Agreement sets forth the terms and conditions under which Innisfree M&A Incorporated ("Innisfree") has been retained by WaveRider Communications Inc. ("WAVC") to act as Information Agent in connection with its Rights Offer (the "Offer"). The term of the Agreement shall be 60 days from the date of execution of this Agreement, unless further extended by WAVC. In the event of such extension, WAVC will pay Innisfree additional fees to be mutually determined.

1. In connection with this Agreement, WAVC will pay Innisfree a fee of $8,500, payable upon commencement of the Offer. In addition, WAVC agrees to pay Innisfree $5.50 per incoming and outgoing telephone call.

2. In connection with Innisfree's services under this Agreement, WAVC agrees to reimburse Innisfree, pay directly, or, where requested by Innisfree in special situations, advance sufficient funds to Innisfree for payment of the following costs and expenses:

         a. Freight and postage expenses incurred in connection with the distribution of Offer documents;

         b. Expenses Innisfree incurs in working with your agents or other parties involved in the Offer, including any charges for bank threshold lists, data processing, directory assistance, facsimile transmissions or other forms of electronic communication;

         c. Expenses Innisfree incurs at WAVC's request or for WAVC's convenience, including those incurred in the preparation and placement of newspaper ads including typesetting and space charges, printing additional and/or supplemental material, copying, and travel;

         d.       Fees  and  expenses   authorized   by  WAVC   resulting   from
                  extraordinary contingencies which may arise during the course of the Offer.

     In instances where Innisfree incurs and pays such costs and expenses as listed above to third parties on behalf of WAVC, WAVC agrees to pay Innisfree a service fee of five percent of such costs and expenses.

3. Innisfree hereby agrees not to make any representations not included in the Offer documents.

4. WAVC represents to Innisfree that it will comply with, and Innisfree represents to WAVC that it will comply with, applicable requirements of law relating to the performance of services under this Agreement.

5. WAVC agrees to indemnify and hold Innisfree harmless against any loss, damage, expense October (including, without limitation, legal and other related fees and expenses), liability or claim arising out of Innisfree's fulfillment of the Agreement (except for any loss, damage, expense, liability or claim resulting out of Innisfree's own negligence or misconduct). At its election, WAVC may assume the defense of any such action. Innisfree hereby agrees to advise
         WAVC of any such liability or claim promptly after receipt of the notice thereof; provided however, that Innisfree's right to indemnification hereunder shall not be limited by its failure to promptly advise WAVC of any such liability or claim, except to the extent that WAVC is prejudiced by such failure. The indemnification contained in this paragraph will survive the term of the Agreement.
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6.       Innisfree agrees to preserve the confidentiality of all
         non-public information provided by WAVC or its agents for its use in providing services under this agreement, or information developed by Innisfree based upon such non-public information.

If the above is agreed to by you, please sign and return the enclosed duplicate of this Agreement to Innisfree M&A Incorporated, Attention: Jennifer M. Shotwell, 501 Madison Avenue, 20th Floor, New York, NY, 10022.


ACCEPTED:

WAVERIDER COMMUNICATIONS INC.                       INNISFREE M&A INCORPORATED


By:  /s/ T. Scott Worthington                       By:/s/ Arthur B. Crozier
     -----------------------                           ---------------------
     T. Scott Worthington                              Arthur B. Crozier
     Chief Financial Officer                           Co-Chairman
     October 22, 2001